As filed with the Securities and Exchange Commission on August 18, 2009
Registration No. 333-132670

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

CHINA-BIOTICS, INC.
(Name of registrant as specified in its charter)

Delaware	2833	98-0393071
(State or other jurisdiction of organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone number: (86 21) 5834 9748
(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)

Mr. Song Jinan
No. 999 Ningqiao Road
Jinqiao Export Processing Zone
Pudong, Shanghai 201206
People’s Republic of China
Telephone number: (86 21) 5834 9748
(Name, address and telephone number of agent for service)

With copies to:

Eric Simonson
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
Ph: (206) 623-7580
Fax: (206) 623-7022

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer (Do not check if a smaller reporting company) ☑	Smaller reporting company ☐

Explanatory Note:  This Post-Effective Amendment No. 1 to Form S-1 amends the registration statement originally filed on March 24, 2006 on Form SB-2.

DEREGISTRATION OF SECURITIES

China-Biotics, Inc. (the “Registrant”) originally filed this registration statement (Registration No. 333-132670) (the “Registration Statement”) on Form SB-2 on March 24, 2006.  Pre-effective amendments to the Registration Statement were filed on August 7, 2006, November 13, 2006, March 16, 2007, April 27, 2007, July 13, 2007, October 12, 2007, November 21, 2007, December 18, 2007 and December 27, 2007.  The Registration Statement was declared effective by the SEC on December 28, 2007.  Further, the Registrant filed a 424(b)(3) filing on January 2, 2008.

The offering contemplated by the Registration Statement has terminated.  In accordance with the Registrant’s undertakings in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment No. 1, such shares of common stock originally registered by the Registration Statement as remain unsold as of the date of this Post-Effective Amendment No. 1.  The Registrant’s obligation to maintain the effectiveness of the Registration Statement was pursuant to a Registration Rights Agreement entered into in connection with a March 22, 2006 share exchange private placement transaction.  This obligation has now expired; accordingly, the Registrant is requesting the removal from registration of these shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shanghai, The People’s Republic of China on August 18, 2009.

CHINA-BIOTICS, INC.
By:	/s/ Song Jinan
Mr. Song Jinan
Chairman of the Board, Chief Executive Officer, Treasurer and Secretary (Principal Executive Officer)

By:	/s/ Lewis Fan
Mr. Lewis Fan
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated on August 18, 2009.

/s/ Song Jinan
Song Jinan	Chairman of the Board, Chief Executive Officer, Treasurer and Secretary (Principal Executive Officer)

/s/ Lewis Fan
Lewis Fan	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Chin Ji Wei
Chin Ji Wei	Director

/s/ Du Wen Min
Du Wen Min	Director

/s/ Simon Yick
Simon Yick	Director